UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 17, 2022

PARKER-HANNIFIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6035 Parkland Boulevard, Cleveland, Ohio	44124-4141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 896-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Shares, $.50 par value	PH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Annual Cash Incentive Plan

On August 17, 2022, the Human Resources and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Parker-Hannifin Corporation (the “Company”) approved and adopted the Parker-Hannifin Corporation Officer Annual Cash Incentive Plan (the “Officer ACIP”), effective July 1, 2022, and established fiscal year 2023 target opportunities thereunder for the Company’s executive officers, including all of the named executive officers included in the Company’s 2021 proxy statement other than Catherine A. Suever (the “Participating NEOs”). Commencing with fiscal year 2023, the Officer ACIP replaces the following annual cash incentive compensation programs in which the Participating NEOs participated in prior fiscal years, as previously disclosed: (i) Target Incentive Bonuses; (ii) General RONA Bonuses; (iii) Converted RONA Bonuses; and (iv) Profitable Growth Incentive Plan (collectively, the “Prior Cash Incentives”).

The Officer ACIP provides for annual award payouts based on the achievement of performance goals. The performance goals are tied to three performance metrics (segment operating income weighted at 40%, sales revenue weighted at 20% and cash flow weighted at 40%), with each metric evaluated at three performance levels (threshold, target or maximum). The performance levels equate to a percentage of the target payout with respect to the applicable metric (50% for threshold, 100% for target and 200% for maximum). The percentage payout for each metric will be interpolated for performance levels achieved between threshold and target and between target and maximum. The award payout may be further modified by applying a multiplier of up to plus or minus 20% (the “Performance Multiplier”) based upon additional performance goals relating to environmental, social and governance matters and other strategic imperatives. The application of the Performance Multiplier cannot increase a participant’s award payout above 200% of such participant’s target opportunity. Each participant will be awarded a target opportunity for each fiscal year, expressed as a percentage of such participant’s base salary. A participant generally must be employed on the payment date to be eligible to receive a payout under the Officer ACIP, but a participant is entitled to a pro-rata payout in the event of an earlier termination of employment due to death, disability, a qualifying retirement or a termination by the Company without cause (based on actual performance through the end of the fiscal quarter in which the termination occurs).

The fiscal year 2023 target opportunity for each Participating NEO under the Officer ACIP is materially consistent with such officer’s target opportunity under the Prior Cash Incentives.

The Officer ACIP is administered by the Committee for the purpose of motivating and rewarding participants by making a portion of their cash compensation dependent on the achievement of certain performance goals. The Officer ACIP is subject to the Parker-Hannifin Corporation Claw-back Policy. The Officer ACIP will remain in effect until such date the Committee determines, in its sole discretion, to terminate the Officer ACIP. The Committee may amend, suspend or terminate the Officer ACIP at any time and the Committee may prescribe, amend and rescind regulations relating to the Officer ACIP at any time, and make all other determinations necessary or advisable for the administration of the Officer ACIP, but only to the extent not contrary to the express provisions of the Officer ACIP.

Deferred Compensation Plan

On August 17, 2022, the Committee approved and adopted the Parker-Hannifin Deferred Compensation Plan (the “DCP”), effective January 1, 2023, pursuant to which executive officers, including the Participating NEOs who are employed with the Company on January 1, 2023, and certain other key team member employees selected by the Company, may elect to defer a portion of their compensation on a pre-tax basis, including up to 50% of base salary and up to 80% of cash-based incentive or bonus payments (excluding long-term incentive payments and certain irregular or extraordinary incentive or bonus payments). No further contributions will be made under the existing Parker-Hannifin Corporation Savings Restoration Plan and Parker-Hannifin Corporation Executive Deferral Plan following the effectiveness of the DCP. The Company may provide each participant with a discretionary matching contribution equal to 100% on the first 5% of the participant’s eligible compensation contributed, reduced by the maximum matching contribution available to the participant under the Company’s qualified defined contribution pension plan (the “Retirement Savings Plan”). In addition, for participants who maintain a retirement income account within the Retirement Savings Plan, the Company may provide a discretionary annual contribution equal to a percentage of the participant’s annual compensation that exceeds the applicable Internal Revenue Service statutory limit (an “Excess RIA Contribution”). In its discretion, the Company also may make an annual “Executive Retirement Contribution” equal to up to 4% of a participant’s eligible compensation (subject to the terms of the DCP) to participants who maintain a retirement income account within the Retirement Savings Plan. DCP participants may make individual investment elections for their DCP accounts from one or more notional investment options designated by the DCP administrator.

Amounts in a participant’s DCP account that are attributable to participant compensation deferrals or Company matching contributions are always fully vested. Excess RIA Contributions vest 100% after three years of service, and Executive Retirement Contributions vest upon attainment of age 55 with five years of service (“Retirement Eligibility”). The unvested portion of a participant’s account is generally forfeited upon separation from service, except that a participant’s account will become 100% vested upon a participant’s earlier death, disability (as defined for purposes of the DCP), attainment of Retirement Eligibility, or separation from service within 24 months following a change in control (as defined in the DCP), or in the event of certain divestitures.

Participants may elect to receive distributions under the DCP at retirement (separation from service after attaining Retirement Eligibility) or 12 months following retirement, either in a lump sum or in annual installments for up to 15 years. In the event of a participant’s separation from service prior to retirement or within 24 months after a change in control, or in the event of a participant’s death or disability (as defined for purposes of the DCP), the participant’s vested DCP balance will be paid in a lump sum.

Obligations of the Company under the DCP represent at all times an unfunded and unsecured promise to pay amounts in the future in accordance with the terms of the DCP. Each participant in the DCP is an unsecured general creditor of the Company with respect to deferred compensation obligations. Any amounts set aside to defray the liabilities assumed by the Company under the DCP will remain subject to the claims of the Company’s creditors. The DCP is generally administered by the Committee or its authorized delegate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PARKER-HANNIFIN CORPORATION

Date: August 23, 2022	By:	/s/ Joseph R. Leonti
Joseph R. Leonti
Vice President, General Counsel and Secretary